Exhibit 99.1

SYNAGEVA BIOPHARMA APPOINTS ROBERT BAZEMORE AS CHIEF OPERATING OFFICER

-Focus on Commercial Readiness and Global Operations-

LEXINGTON, Mass., September 22, 2014 — Synageva BioPharma Corp. (“Synageva”) (NASDAQ:GEVA), a biopharmaceutical company developing therapeutic products for rare disorders announced today the appointment of Robert Bazemore as Chief Operating Officer. Reporting directly to Sanj K. Patel, President and Chief Executive Officer, Robert will oversee the planned global commercial launch of the company’s lead program, sebelipase alfa for LAL Deficiency, and will have responsibility for the company’s global commercial, market access and medical affairs operations.

Robert has over 22 years of biopharmaceutical experience, with the last 12 years at Johnson & Johnson in various roles including Vice President, Ethicon New Growth Platforms and President of Janssen Biotech, Inc., a part of the Janssen Pharmaceutical Companies of Johnson & Johnson. In his role as President of Janssen Biotech, Robert was responsible for building Janssen’s U.S. Immunology and Oncology businesses, which generated more than $7 billion in annual revenues. Mr. Bazemore began his career at Johnson & Johnson in 2002 and held numerous senior commercial positions having led the worldwide immunology portfolio strategy and the launches of multiple new products and indications.

“Rob is a seasoned biopharmaceutical executive with substantial commercial leadership experience and his proven track record launching global products makes him a valuable addition to the team,” said Sanj K. Patel, President and Chief Executive Officer of Synageva. “Rob’s appointment reflects our focus on commercial readiness and global launch planning, and we also remain deeply committed to advancing our multiple pipeline programs that are focused on patients with rare and devastating diseases.”

As President of Janssen Biotech, Robert was responsible for the growth and diversification of the U.S. Immunology and Oncology businesses, including major brands such as Remicade®(infliximab) and Procrit®(epoetin alfa), and the launches of Simponi®(golimumab), Stelara® (ustekinumab), Zytiga®(abiraterone) and Imbruvica®(ibrutinib), among others. In addition to his achievements with these products, Robert also played an instrumental role in business development, including Johnson & Johnson’s acquisition of Cougar Biotechnology, Inc. in 2009, and Johnson & Johnson’s partnership with Pharmacyclics, Inc., in 2011. During his career at Johnson & Johnson, Robert also served as Vice President, Marketing and Sales of Centocor Ortho Biotech, Inc., and Worldwide Vice President, Global Strategic Marketing. Prior to joining Johnson & Johnson, Robert worked at Merck & Co., Inc. for eleven years in roles of increasing responsibility in Medical Affairs, Sales and Marketing, including Worldwide Marketing, Respiratory Franchise Business Group, and was a member of the marketing team that launched Singulair® (montelukast) in the U.S. Robert obtained a Bachelor of Science, Biochemistry from the University of Georgia.

Synageva routinely posts information that may be important to investors in the “Investor Relations” section of the company’s website at www.synageva.com. Synageva encourages investors and potential investors to consult this website regularly for important information about the company.

Further information regarding Synageva BioPharma Corp. is available at www.synageva.com.

Forward-Looking Statements

This news release contains “forward-looking statements”. Such statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “intend,” “believe,” “may,” “will,” “estimate,” “forecast,” “project,” or words of similar meaning. These forward-looking statements address, among other matters, our planned global commercial launch of sebelipase alfa for LAL Deficiency. Many factors may cause actual results to differ materially from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties some of which are known, including, risk that the outcomes of our preclinical or clinical trials may not support registration or further development of our product candidates due to safety, efficacy or other reasons, the content and timing of decisions by the U.S. Food and Drug Administration and other regulatory authorities, and the risks identified under the heading “Risk Factors” in Synageva’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2014 and other filings Synageva periodically makes with the SEC, and others of which are not known. Preclinical and clinical trial data are subject to differing interpretations, and regulatory agencies, as well as medical and scientific experts, may not share Synageva’s views regarding this data or its implications. Synageva may encounter problems or delays in preclinical and clinical development and the regulatory process. No forward-looking statement is a guarantee of future results or events, and investors should avoid placing undue reliance on such statements. Synageva undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contact for Synageva:

Matthew Osborne

Tel: (781) 357-9947

matthew.osborne@synageva.com